Exhibit 10.3

AMENDMENT NO. 8

TO TRANSITION SERVICES AGREEMENT

This Amendment No. 8 (“Amendment No. 8”) to the Agreement (as defined below) is made effective as of April 29, 2026 (the “Effective Date”) by and among BridgeBio Services Inc., a Delaware corporation (“BBIO”), TheRas, Inc., a Delaware corporation (“BBOT”), BridgeBio Pharma LLC (“BBP LLC”), and BridgeBio Oncology Therapeutics, Inc. (“PubCo”). BBIO, BBOT, BBP LLC and PubCo may be referred to herein by name or individually, as a “Party” and collectively, as the “Parties.” Capitalized terms used and not otherwise defined herein shall have the meanings given such terms in the Agreement (as defined below) to the extent defined therein.

WHEREAS, BBIO and BBOT entered into that certain Transition Services Agreement, dated April 30, 2024, as amended (the “Agreement”);

WHEREAS, the Agreement was subsequently amended to add BBP LLC and PubCo as Parties to the Agreement; and

WHEREAS, the Parties now wish to further amend the Agreement to update the Service Schedule on Exhibit A thereto.

NOW, THEREFORE, in consideration of the covenants, conditions and undertakings hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereby agree as follows:

1.
Amendment to Service Schedule. Exhibit A of the Agreement is hereby amended to add the following Human Resources Services:

BBIO shall provide human resources consulting services to BBOT through [***] and [***] (the “HR Consultants”). In connection with the foregoing, BBOT shall provide the HR Consultants with access to BBOT’s human resources information systems as necessary for the performance of such Services under the Agreement. Fees for such Services will be invoiced by BBIO in accordance with Section 3 of the Agreement as incurred.

2.
Miscellaneous. This Amendment No. 8 together with the Agreement constitute the entire agreement of the Parties with respect to the matters set forth in this Amendment No. 8 and there are no other agreements, commitments or understandings among the Parties with respect to the matters set forth herein. All terms and conditions of the Agreement not expressly amended herein shall remain in full force and effect. The terms and conditions of this Amendment No. 8 shall prevail over any conflicting terms and conditions in the Agreement with regard to the subject matter herein. This Amendment No. 8 shall be construed and enforced in accordance with the laws of California.

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IN WITNESS WHEREOF, each Party hereto has executed this Amendment No. 8 as of the date first above written.

BRIDGEBIO SERVICES INC. By: /s/ Neil Kumar Name: Neil Kumar Title: President and Chief Executive Officer
BRIDGEBIO PHARMA LLC By: /s/ Neil Kumar Name: Neil Kumar Title: President and Chief Executive Officer
THERAS, INC. By: /s/ Idan Elmelech Name: Idan Elmelech Title: Chief Operating Officer
BRIDGEBIO ONCOLOGY THERAPEUTICS, INC. By: /s/ Idan Elmelech Name: Idan Elmelech Title: Chief Operating Officer